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                     (REPUBLIC NEW YORK CORPORATION LOGO)





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 News Release
 FOR IMMEDIATE RELEASE              CONTACT: J. PHILLIP BURGESS
 DATE: APRIL 20, 1994                            (212) 525-6597
 NYSE SYMBOL: RNB                FAX (212) 525-5678 OR 525-6875
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               REPUBLIC NEW YORK CORPORATION DECLARES DIVIDENDS

 NEW YORK, APRIL 20, 1994: The board of directors of Republic New York Corporation today declared dividends of 33 cents per common share, 81.25 cents per share on the Series B preferred stock, 84.375 cents per share on the $3.375 cumulative convertible preferred stock and 48.4375 cents per share on the $1.9375 cumulative preferred stock. All dividends are payable July 1, 1994, to stockholders of record on June 15, 1994.